EXHIBIT 99.1

MIX 1 LIFE INC.

Audit Committee Charter

I. Mission Statement

The Audit Committee (the “Committee”) is established by the Board of Directors (the “Board”) of Mix 1 Life Inc. (the “Company”). The purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities related to: (i) appointing, overseeing and replacing, if necessary, the independent auditor; (ii) overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company and its subsidiaries; (iii) overseeing the integrity of the financial statements of the Company and its subsidiaries; (iv) establishing procedures for complaints relating to accounting, internal accounting controls or auditing matters; (v) examining the independence qualifications; (vi) preparing the report rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual meeting proxy statement, if any; and (vii) assisting the Board’s oversight of the Company’s compliance with legal and regulatory requirements; and (viii) assisting the Board in fulfilling its oversight responsibilities related to the systems of internal controls and disclosure controls which management has established regarding finance, accounting, and regulatory compliance.

II. Membership and Qualifications

Membership: The Committee shall consist of at least three independent members of the Board, each of whom shall serve for a term of one year or until the successor shall be duly elected and qualified, and shall be elected annually by the Board.

Qualifications: All members of the Committee:

A.

Shall be Independent Directors as defined under NASDAQ Rule 5605(a)(2), and free from any material relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee;

B.	Shall satisfy the independence requirements of Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934 (the “Act”) as such requirements are interpreted by the Board and its business judgment.

C.	Shall be able to read and understand fundamental financial statements, including balance sheets, income statements, and cash flow statements, as required by NASDAQ Rule 5605(c)(2); and

D.	Shall not have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the preceding three years

E.

Shall not accept any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, other than in his or her capacity as a member of the Committee, Board or any other Board committee, and they must not be an affiliated person of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3(e)(1) of the Act.

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Chairman: The Committee Chairman shall be elected by the Board annually.

Financially Sophisticated Member: The Committee shall include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. A Committee member who qualifies as an audit committee financial expert under Item 407(d)(5)(ii) and (iii) of Regulation S-K is presumed to qualify as a financially sophisticated Committee member under NASDAQ Rule 5605(c)(2)(A).

Resignation, Removal and Replacement: Any member of the Committee may resign from the Committee at any time upon written notice of such resignation to the Company. The Board shall have the power at any time to remove a member of the Committee with or without cause, to fill all vacancies, and to designate alternate members, upon the recommendation of the Committee, to replace any absent or disqualified members, so long as the Committee shall at all times have at least three members and be composed solely of independent directors who meet the qualifications described above.

III. Meetings and Other Actions

The Committee will meet at least once per calendar quarter and at such additional times as may be necessary to carry out its responsibilities. All meetings and other actions by the Committee shall be organized and governed as follows:

A.

Action may be taken by the Committee upon the affirmative vote of a majority of the members present at a meeting if a majority of Committee members are present, as determined in accordance with the Company’s bylaws;

B.

Any two members, the Chairman of the Committee or the Chairman of the Board and/or the Chief Executive Officer of the Company may call a meeting of the Committee whenever they deem such meeting to be necessary;

C.	Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing; and

D.

The Committee may invite any Director who is not a member of the Committee, or any officer, employee, counsel, representative of service providers or other persons to attend meetings and provide information as the Committee, as determined appropriate by the Committee.

IV. Goals, Responsibilities and Authority

While the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) or to assure compliance with laws, regulations or any internal rules or policies of the Company. The independent auditor is responsible for planning and performing independent audits of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing reports thereon. The Committee has direct and sole responsibility for the appointment, compensation, retention, replacement, if necessary, and oversight of the work of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and each auditor must report directly to the Committee. The Committee also has the responsibility to ensure the independence of the outside auditor. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary. In fulfilling this responsibility, the independent auditor is ultimately accountable to the Board and the Committee.

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In carrying out its mission, the Committee shall assist the Board in fulfilling its oversight responsibilities by accomplishing the following:

Retention and Oversight of Independent Auditor and Approval of Services:

A.

Evaluating annually the appointment, compensation and retention of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and its subsidiaries, including resolution of disagreements between management and the independent auditor regarding financial reporting;

B.	Pre-approving any independent auditors’ engagement to render audit and/or permissible non-audit services (including the fees charged and proposed to be charged by the independent auditors);

C.

Receiving formal written statements, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; actively engaging in discussions with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, addressing at least the matters required by applicable requirements of the Public Company Accounting Oversight Board); taking or recommending that the Board take appropriate action to oversee the independence of the outside auditor;

D.

Obtaining and reviewing at least annually a report from the independent auditor detailing the firm’s internal quality control procedures, any material issues raised by the independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm and all relationships between the independent auditor and the Company;

E.

Obtaining from the independent auditors annually a formal written statement of the fees billed in the last fiscal year for each of the following categories of services rendered by the independent auditors:

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(i)

the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports or services that are normally provided by the independent auditors in connection with statutory or regulatory filings or engagements;

(ii)	services that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service;

(iii)	tax compliance, tax advice and tax planning services, in the aggregate and by each service; and

(iv)	all other products and services rendered by the independent auditors in the aggregate and by each service; and

F.

Monitoring the rotation of the lead (or coordinating) audit partner (or other employees of the independent auditor if required by SEC rules and regulations) having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

G.	Considering the effect on the Company of:

(i)	any changes in accounting principles or practices proposed by management or the independent auditors; and

(ii)	any changes in service providers, such as the accountants, that could impact the Company’s internal control over financial reporting; and

H.

Evaluating the efficiency and appropriateness of the services provided by the independent auditors, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information;

I.

Interacting with the independent auditors, including reviewing and, where necessary, resolving any problems or difficulties the independent auditors may have encountered in connection with the annual audit or otherwise, any management letters provided to the Committee and the Company’s responses (any such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information, any disagreements that have arisen between management and the independent auditors regarding financial reporting); and

J.	Reviewing with the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

The Committee may delegate its pre-approval responsibilities to a sub-committee consisting of one or more of its members. The member(s) to whom such responsibility is delegated sub-committee must report, for informational purposes only, any pre-approval decisions to the Committee at its next scheduled meeting.

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Oversight of Audit Process and Company’s Compliance Program

A.

Reviewing with independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with independent auditor any difficulties with audits and management’s response;

B.

Meeting with the Company’s independent auditors at least four times during each fiscal year, including private meetings, and review written materials prepared by the independent auditors, as appropriate. At these meetings, the Committee shall:

(i)	review the arrangements for and the scope of the annual audit and any special audits or other special permissible services;

(ii)

review the Company’s financial statements and discuss any matters of concern arising in connection with audits of such financial statements including any adjustments to such statements recommended by the independent auditors or any other results of the audits;

(iii)

consider and review, as appropriate and in consultation with the independent auditors, the appropriateness and adequacy of the Company’s financial reporting and, as appropriate, the internal controls of key services providers, and review management’s responses to the independent auditors’ comments relating to those policies, procedures and controls, and take any necessary action in light of significant and material control deficiencies;

(iv)	review with the independent auditors their opinions as to the fairness of the financial statements;

(v)

review and discuss quarterly reports from the independent auditors relating to: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

(vi)	prepare the report required by the SEC to be included in the Company’s public filings and annual proxy statement; and

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C.

Reviewing and discussing with management and the independent auditor the Company’s system of internal controls (including any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, its financial and critical accounting practices, and policies relating to risk assessment and management;

D.

Receiving and reviewing reports of the independent auditor discussing (1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

E.

Reviewing and discussing with management and the independent auditor the Company’s annual and quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; discussing results of the annual audit and quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards; discussing with management and the independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company’s disclosures of critical accounting policies and other disclosures and recommend to the Board whether to include the audited financial statements in the 10K;

F.	Discussing the Company’s earnings press releases, if any, as well as the nature of financial information provided to analysts and rating agencies;

G.	Reviewing material pending legal proceedings involving the Company and other contingent liabilities;

H.

Meeting separately with the management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors to discuss results of examinations of the Company’s internal controls and procedures, including receiving from the Chief Executive Officer and Chief Financial Officer of the Company a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls;

I.	Discussing with the independent auditors the matters required to be communicated to the Audit Committee in accordance with Statement on Auditing Standards No. 61;

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J.

Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees, consultants or contractors of the Company of concerns regarding questionable accounting or accounting matters;

K.

Reviewing or establishing standards for the type of information and the type of presentation of such information to be included in earnings press releases, financial information and earnings guidance provided to analysts, if any, and rating agencies.

L.	Reviewing with the independent auditor any significant audit problems or difficulties and management’s response; and

M.	Setting hiring policies, if required, relating to the Company’s hiring of employees or former employees of the independent auditors.

Other

A.	Producing a Committee report for inclusion in the Company’s annual report on Form 10K or proxy statement for the annual meeting of shareholders;

B.	Reviewing and assessing periodically the adequacy of this Charter and submit any proposed amendments to the Charter to the Board for approval;

C.	Reporting regularly its recommendations to the Board and performing annually, or participating in, an evaluation of the Committee, the results of which shall be presented to the Board;

D.	Reviewing such other matters as the Board or the Committee shall deem appropriate; and

E.	Determining funding necessary for ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties.

In discharging its duties hereunder, the Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain, oversee and compensate independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; compensation to any advisors employed by the Committee; and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V. Disclosure of Charter

This Charter will be made available on the Company’s Internet website.

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